Exhibit 99.1

UNIVERSAL HEALTH REALTY INCOME TRUST	Universal Corporate Center
367 S. Gulph Road
P.O. Box 61558
King of Prussia, PA 19406
(610) 265-0688

FOR IMMEDIATE RELEASE

CONTACT:	Cheryl K. Ramagano	July 21, 2005
Vice President & Treasurer
(610) 768-3300

UNIVERSAL HEALTH REALTY INCOME TRUST

REPORTS SECOND QUARTER EARNINGS

KING OF PRUSSIA, PA- Universal Health Realty Income Trust (NYSE:UHT) announced today that for the quarter ended June 30, 2005, net income was $6.2 million or $.52 per diluted share as compared to $6.4 million or $.54 per diluted share for the same quarter in the prior year. Favorably impacting net income during the second quarter of 2005 is $1.2 million, or $.10 per diluted share, related to the recovery of replacement costs of real estate assets at Wellington Regional Medical Center (“Wellington”) that were damaged by a hurricane during 2004. Included in net income during the second quarter of 2004 was a gain of $1.0 million, or $.09 per diluted share, resulting from the sale of real property by an unconsolidated limited liability company (“LLC”). Funds from operations (“FFO”) were $7.4 million and FFO per diluted share were $.63 during the three months ended June 30, 2005 compared to $7.7 million or $.65 per diluted share for the same quarter in the prior year. The second quarter dividend of $.555 per share was paid on May 31, 2005.

For the six month period ended June 30, 2005, net income was $13.8 million or $1.16 per diluted share as compared to $11.5 million or $.97 per diluted share during the prior year six month period. Included in net income during the six month period ended June 30, 2005 is $2.7 million, or $.23 per diluted share, related to the recovery of replacement costs of real estate assets at Wellington, and a gain of $1.0 million, or $.09 per diluted share, resulting from the sale of real property by an unconsolidated LLC. Included in net income during the six month period ended June 30, 2004 was a gain of $1.0 million, or $.09 per diluted share, resulting from the sale of real property by an unconsolidated LLC.

At June 30, 2005, our shareholders’ equity was $156.4 million and our liabilities for borrowed funds were $40.8 million, including mortgage debt of consolidated entities, which is non-recourse to us, totaling $26.0 million.

During the quarter, an LLC in which we own a 95% non-controlling ownership interest began construction on a new 60,000 square foot medical office building in Fontana, California, which is expected to be completed and opened during the first quarter of 2006.

Effective March 31, 2004, we adopted Financial Interpretation No. 46R (“FIN 46R”), “Consolidation of Variable Interest Entities”, an Interpretation of ARB No. 51. Consequently, beginning on April 1, 2004, we began consolidating the results of operations of these LLC investments on our Consolidated Statements of Income. Accordingly, our Consolidated Statements of Income for the three and six month periods ended June 30, 2005 include the revenues and expenses associated with these properties. The revenue and expenses associated with the properties were also included in our Consolidated Statements of Income for the three month period ended June 30, 2004. However, prior to April 1, 2004, the operations of these LLCs were recorded in our Consolidated Statements of Income using the equity method of accounting. During the three month period ended March 31, 2004, these properties generated approximately $1.6 million of revenue, $300,000 of depreciation and amortization expense, $500,000 of other operating expenses and $400,000 of interest expense. There was no impact on our net income as a result of the consolidation of these LLCs.

Universal Health Realty Income Trust, a real estate investment trust, invests in healthcare and human service related facilities including acute care hospitals, behavioral healthcare facilities, rehabilitation hospitals, sub-acute care facilities, surgery centers, childcare centers and medical office buildings. We have forty-three real estate investments in fifteen states.

Funds from operations, is a widely recognized measure of REIT performance. Although FFO is a non-GAAP financial measure, we believe that information regarding FFO is helpful to shareholders and potential investors. We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we interpret the definition. To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income determined in accordance with GAAP. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income determined in accordance with GAAP. In addition, FFO should not be used as: (i) an indication of our financial performance determined in accordance with GAAP; (ii) as an alternative to cash flow from operating activities determined in accordance with GAAP; (iii) as a measure of our liquidity; (iv) nor is FFO an indicator of funds available for our cash needs, including our ability to make cash distributions to shareholders. A reconciliation of our reported net income to FFO is shown below.

The matters discussed in this report, as well as the news releases issued from time to time by us, include certain statements containing the words “believes”, “anticipates”, “intends”, “expects” and words of similar import, which constitute “forward-looking statements” within the meaning of Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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Universal Health Realty Income Trust

Consolidated Statements of Income

For the Three and Six Months Ended June 30, 2005 and 2004

(amounts in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Revenues:
Base rental - UHS facilities	$3,452	$3,395	$6,825	$6,265
Base rental - Non-related parties	2,833	2,795	5,628	5,106
Bonus rental - UHS facilities	1,119	1,192	2,342	2,454
Tenant reimbursements and other - Non-related parties	748	769	1,580	1,168
Tenant reimbursements and other - UHS facilities	193	215	461	215

	8,345	8,366	16,836	15,208

Expenses:
Depreciation and amortization	1,466	1,372	2,874	2,451
Advisory fees to UHS	353	367	708	741
Other operating expenses	1,548	1,480	3,122	2,269

	3,367	3,219	6,704	5,461

Income before equity in unconsolidated limited liability companies (“LLCs”), property damage recovered from UHS and interest expense	4,978	5,147	10,132	9,747

Equity in income of unconsolidated LLCs (including gains on sales of real properties of $1,043 during the six month period ended June 30, 2005, and $1,009 during the three and six month periods ended June 30, 2004)	815	1,942	2,796	2,791

Property damage recovered from UHS	1,213	—	2,741	—

Interest expense	(801)	(918)	(1,884)	(1,567)

Income from continuing operations	6,205	6,171	13,785	10,971

Income from discontinued operations, net	—	248		496

Net income	$6,205	$6,419	$13,785	$11,467

Basic earnings per share:
From continuing operations	$0.53	$0.53	$1.17	$0.94
From discontinued operations	$0.00	$0.02	$0.00	$0.04

Total basic earnings per share	$0.53	$0.55	$1.17	$0.98

Diluted earnings per share:
From continuing operations	$0.52	$0.52	$1.16	$0.93
From discontinued operations	$0.00	$0.02	$0.00	$0.04

Total diluted earnings per share	$0.52	$0.54	$1.16	$0.97

Weighted average number of shares outstanding - Basic	11,762	11,741	11,759	11,739
Weighted average number of share equivalents	77	66	76	67

Weighted average number of shares and equivalents outstanding - Diluted	11,839	11,807	11,835	11,806

Calculation of Funds From Operations (“FFO”):

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Net income	$6,205	$6,419	$13,785	$11,467

Plus: Depreciation and amortization expense:
Consolidated investments	1,405	1,380	2,750	2,483
Unconsolidated affiliates	989	897	1,884	2,507
Less: Gain on LLC’s sale of real property	18	(1,009)	(1,043)	(1,009)
Property damage recovered from UHS	(1,213)	—	(2,741)	—

Funds from operations (FFO)	$7,404	$7,687	$14,635	$15,448

Funds from operations (FFO) per share - Basic	$0.63	$0.65	$1.24	$1.32

Funds from operations (FFO) per share - Diluted	$0.63	$0.65	$1.24	$1.31

Dividend paid per share	$0.555	$0.500	$1.060	$0.995

Universal Health Realty Income Trust

Consolidated Balance Sheets

(dollar amounts in thousands)

(unaudited)

	June 30, 2005	December 31, 2004
Assets:

Real Estate Investments:
Buildings and improvements	$195,182	$189,859
Accumulated depreciation	(59,554)	(56,803)

	135,628	133,056
Land	23,143	23,143
Construction in progress	—	1,863

Net Real Estate Investments	158,771	158,062

Investments in and advances to limited liability companies (“LLCs”)	37,349	40,523

Other Assets:
Cash	2,532	3,588
Bonus rent receivable from UHS	1,119	1,128
Rent receivable - other	694	392
Deferred charges and other assets, net	887	890

Total Assets	$201,352	$204,583

Liabilities and Shareholders’ Equity:

Liabilities:
Line of credit borrowings	$14,800	$20,000
Mortgage note payable, non-recourse to us	4,027	4,083
Mortgage notes payable of consolidated LLCs, non-recourse to us	21,960	22,127
Accrued interest	465	417
Accrued expenses and other liabilities	2,000	1,902
Fair value of derivative instruments	585	1,059
Tenant reserves, escrows, deposits and prepaid rents	812	703

Total Liabilities	44,649	50,291

Minority interests	289	239

Shareholders’ Equity:
Preferred shares of beneficial interest, $.01 par value; 5,000,000 shares authorized; none outstanding	—	—
Common shares, $.01 par value; 95,000,000 shares authorized; issued and outstanding: 2005 - 11,765,395; 2004 -11,755,670	118	118
Capital in excess of par value	186,590	186,275
Cumulative net income	258,536	244,754
Accumulated other comprehensive gain (loss)	(266)	(994)
Cumulative dividends	(288,564)	(276,100)

Total Shareholders’ Equity	156,414	154,053

Total Liabilities and Shareholders’ Equity	$201,352	$204,583